Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Panamera Healthcare Corporation (the “Registrant”) on Form 10-Q for the period ended October 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Curtis Summers, Principal Executive Officer, President and Director, and Douglas Baker, Chief Financial Officer, Secretary, and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: December 11, 2015	/s/ Curtis Summers
Curtis Summers
Chief Executive Officer, President, and Director

Dated: December 11, 2015	/s/ Douglas Baker
Douglas Baker
Chief Financial Officer, Secretary, Treasurer, and Director

A signed original of this written statement required by Section 906 has been provided to Panamera Healthcare Corporation. and will be retained by Panamera Healthcare Corporation and furnished to the Securities and Exchange Commission or its staff upon request.